UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

Gladstone Investment Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia 22102 (Address of principal executive offices)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 30, 2010, Gladstone Investment Corporation (the “Company”) sold its equity investment in Chase II Holding Corporation (“Chase Doors”) to Sentinel Capital Partners, L.L.C. and to certain members of the management of Chase Doors and received full repayment of its debt investment in Chase Doors. The net cash proceeds to the Company from the sale of its equity in Chase Doors were $17.9 million, resulting in a realized gain of $6.9 million. At the same time, the Company has received $22.9 million in payment of its principal, accrued interest and fees on the debt investment in Chase Doors. In March 2006, the Company made its original equity investment and provided debt financing in support of a management-led buyout of Chase Doors, which primarily designs and manufacturers impact traffic doors.

Item 7.01.	Regulation FD Disclosure

On January 3, 2011, Gladstone Investment Corporation issued a press release announcing the above mentioned sale and repayment. The text of the press release is included as an exhibit to this Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Gladstone Investment Corporation on January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)
January 3, 2011	By: /s/ David Watson (David Watson, Chief Financial Officer)